UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

MSG NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34434	27-0624498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 Pennsylvania Plaza New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2016, MSG Networks Inc. (the “Company”) entered into an arrangement with the Dolan Family Office, LLC (“DFO”), The Madison Square Garden Company (“MSG”) and AMC Networks Inc. (“AMC”) providing for the sharing of certain expenses associated with executive office space which will be available to James L. Dolan (the Executive Chairman and a director of the Company and MSG and a director of AMC), Charles F. Dolan (the Executive Chairman and a director of AMC and a director of the Company and MSG) and the DFO which is controlled by Charles F. Dolan. The Company’s current share of the office expenses is expected to amount to less than $25,000 a year. The Company’s share of initial set-up costs is expected to amount to less than $35,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSG NETWORKS INC. (Registrant)

By:	/s/ Bret Richter
Name:	Bret Richter
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: June 17, 2016

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